Inland American Real Estate Trust, Inc.

Frequently Asked Questions

At a Glance

As of June 30, 2009

Total Assets

$11.5 billion

Properties

940

Property Type

Core Real Estate: retail, lodging, office, industrial, multi-family

Asset Allocation

78% Core Real Estate; 8% Cash and other assets; 5% Joint Ventures; 4% Notes

Receivable; 2% Marketable Securities; and 3% Development

Located in

36 states

__________________________________________________________________________________

As of June 30, 2009, Inland American Real Estate Trust, Inc. (“Inland American”) owned a diversified portfolio of 940 commercial real estate properties, consisting of approximately 42.7 million square feet, 15,125 hotel rooms, and 6,663 residential apartment units.  For the first six months of 2009, we completed approximately $818.5 million of real estate acquisitions and investments, retired mortgage debt in the amount of $106 million, and distributed approximately $208 million to our common stockholders, all of which was funded from the cash flow generated from operations and joint venture distributions.

It remains prudent for us to maintain our strong cash position while credit market disruptions and the lack of liquidity continue to impact the overall economy and the real estate sector. With $633 million in cash as of June 30, 2009, we believe we are in the enviable position of having significant capital resources to utilize toward the further execution of our business strategy.

While the economy has experienced difficulty over the past year, we believe that the current economic environment appears less troubled than several months ago.  As we continue to execute on our disciplined business strategy, we are confident that we have the right management team and portfolio in place to ensure the long-term success of this company.  Inland American continues to focus on the long-term investment fundamentals of:

▪

Preservation of Capital

▪

Competitive Current Distribution

▪

Maximizing Stockholder Value

How much income has the Inland American portfolio generated?
We continue to be disciplined and diligent in our approach to investing capital.  And while Inland American is not a guaranteed investment, our intent is to preserve investor capital and maximize stockholder value.  Inland American generated over $562 million in income for the six months ended June 30, 2009, an increase of $39 million for the same period of the prior year.  This was due primarily to the acquisition of 50 properties.  The net cash flow provided by operating activities for this period was $192.8 million.

What is the cash position of Inland American?
As of December 31, 2008, our cash balance was $945 million.  As of June 30, 2009, our cash balance was $633 million.  During June 2009, we transferred our cash into interest bearing accounts.  We earned $1.3 million for the six months ended June 30, 2009.  We do not currently expect to earn a significant return on our cash balance for the remainder of 2009.

What are the advantages of a strong cash position?
As you’ve undoubtedly heard in the media, “cash is king.”  A strong cash position allows us to:

▪

acquire attractive real estate assets as they become available

▪

close quickly on real estate assets without the constraints of the debt markets

▪

maintain our position of liquidity to meet any financial challenges should they arise

What is the status of distributions for Inland American?

Inland American currently has a monthly, adjustable rate distribution, with a floor of 5% on an annualized basis on a share purchased for $10.00.  As the cash balance is invested in income generating assets and activities, Inland American believes that income and cash flow will increase.  And while we cannot speculate on a timeframe, it is our intent to continue to increase cash flow.

Why was the Share Repurchase Program (“SRP”) suspended?
Non-traded REITs are illiquid investments, in which stockholders should be prepared to leave their investment in the fund until the REIT has a liquidity event such as a listing, merger or sale.  The SRP is a feature that was intended to provide interim, limited liquidity, and was not designed to accommodate the widespread redemption requests that resulted from these unprecedented economic times.

As the economy deteriorated in 2008 and continued into 2009, stockholders were redeeming their Inland American stock to generate cash.  As Inland American was reaching the 5% limit of shares that we are permitted to redeem, the board of directors voted to suspend the program until further notice. This action allows the REIT to acquire attractive assets as they become available and maintain a strong cash position to meet any financial challenges should they arise in this economy.

The board of directors will continue to evaluate the program, and will consider reinstating the SRP once the economy has stabilized.

Is the Distribution Reinvestment Plan (“DRP”) still available?

Yes, the DRP is still available and was not impacted by the suspension of the Share Repurchase Program.  The DRP provides stockholders with an opportunity to purchase additional shares of common stock by reinvesting cash distributions at $9.50 per share. Stockholders who elect to participate in the distribution reinvestment plan will authorize us to reinvest distributions on all or a portion of their shares to purchase additional shares of common stock, including fractional shares. Stockholders may begin or terminate participation in the DRP at any time by completing the Inland American Change of Distribution Election Form.

How has the occupancy of the core portfolio been impacted by the economy?
As of June 30, 2009, the physical and economic occupancy of the core assets in the portfolio remained strong:

Property Segment

Physical Occupancy

Economic Occupancy
Retail

92%

93%

Office

96%

96%

Industrial

95%

97%

Multi-Family

89%

89%

Lodging**

64%

NA

**Occupancy rates for the lodging sector are measured differently than other real estate sectors.  The national occupancy average for the lodging sector was 54.6% according to Smith Travel Research.  Our occupancy was above the industry rate as of June 30, 2009.

What is Inland’s* track record?
In Inland’s 40-year history, Inland has successfully navigated through prior recessions and completed 406 investment programs.  Inland has completed 406 programs, comprised of 400 public and private limited partnerships, five 1031 exchange programs and one public REIT. No program has paid total distributions less than the total contributed capital. For these purposes, we consider a program to be "completed" at the time that it no longer owns any assets.

 Inland’s approach has not changed.  Inland has always been a conservative company with a primary focus on investment performance for our stockholders.

If you have any questions about your investment, please contact your financial advisor or Inland Customer Relations at 800.826.8228.

*Our sponsor, Inland Real Estate Investment Corporation, or “IREIC,” is an affiliate of The Inland Real Estate Group, Inc., or “TIREG,” which is wholly owned by The Inland Group, Inc.  IREIC, our Business Manager and TIREG are part of The Inland Real Estate Group of Companies, Inc., which is comprised of a group of independent legal entities, some of which may be affiliates, share some common ownership or have been sponsored by IREIC or  managed by subsidiaries of IREIC, some or all of which are sometimes referred to herein as “Inland.”  The Inland entities have engaged in diverse facets of real estate such as property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance and other related services for over forty years.

This Frequently Asked Questions may contain forward looking statements.  Forward-looking statements are statements that are not historical, including management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified with words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should,” and “could.”  We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements involve numerous risks and uncertainties that could cause actual results to be materially different from those set forth in the forward looking statements. These risks are outlined more particularly in our annual report on Form 10-K for the year ended December 31, 2008 and our quarterly report on Form 10-Q for the period ended June 30, 2009.

This material is neither an offer to sell nor the solicitation of an offer to buy any security, which can be made only by the prospectus which as been filed or registered with appropriate state and federal regulatory agencies. Any representation to the contrary is unlawful.